UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 31, 2025

QHSLab, Inc.

(Exact Name of Registrant as Specified in its Charter)

0-19041

(Commission File No.)

Nevada	30-1104301
(State of Incorporation)	(I.R.S. Employer Identification No.)

901 Northpoint Parkway Suite 302 West Palm Beach FL 33407	33407
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (929) 379-6503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	USAQ	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 31, 2025, QHSLab, Inc., (the Company), entered into a Promissory Note Modification and Partial Conversion Agreement (the Modification Agreement) with Alex Mirakian MD PA (the Holder), in connection with a previously issued convertible promissory note dated May 7, 2021 (the Original Note).

On May 7, 2021, the Company issued a convertible promissory note to the Holder in the original principal amount of $100,000, bearing interest at ten percent (10%) per annum, with a stated maturity date of December 31, 2025. As of December 31, 2025, the outstanding balance of the Original Note, including accrued interest, was $146,548.

Under the terms of the Modification Agreement, the Holder converted $126,548 of the outstanding principal and accrued interest into shares of the Company’s common stock, par value $0.0001 per share, at a conversion price of $0.30 per share. As a result of the conversion, the Company issued an aggregate of 421,827 shares of its common stock to the Holder.

Following the partial conversion, a balance of $20,000 remains outstanding under the Original Note. The Company and the Holder agreed to extend the maturity date of the remaining balance to December 31, 2026. The remaining balance continues to be subject to the original conversion provisions of the note, which provide for conversion at the option of the Holder at a price equal to the greater of (i) a twenty-five percent (25%) discount to the fifteen-day average market price of the Company’s common stock immediately preceding conversion or (ii) $0.50 per share. The Company also retains the right to prepay the remaining balance, in whole or in part, at any time prior to the extended maturity date without penalty.

The conversion shares were issued in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note Modification and Partial Conversion Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the partial conversion of indebtedness described above, on December 31, 2025, the Company issued 421,827 shares of its common stock to Alex Mirakian MD PA in exchange for the conversion of $126,548 of principal and accrued interest under the Original Note. The shares were issued at an effective price of $0.30 per share.

The shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506 of Regulation D thereunder. The securities issued are restricted securities and were issued without registration under the Securities Act.

No underwriters were involved in the transaction, and no commissions or finder’s fees were paid.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Promissory Note Modification and Partial Conversion Agreement, dated December 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 2, 2026

QHSLab, Inc.

/s/ Troy Grogan
Name:	Troy Grogan
Title:	CEO and Chairman